                            EXHIBIT 21.1
                            SUBSIDIARIES

 NAME OF                                                     JURISDICTION OF
SUBSIDIARY                                                     INCORPORATION
----------                                                     -------------
DNA Plant Technology Corporation (1)                                Delaware

DNAP Technologies, Inc. (2)                                         Delaware

FreshWorld Farms, Inc. (2)                                          Delaware

DNAP Diagnostics, Inc. (2)                                          Delaware

International Produce Holding Company (3)                           Delaware

R.B. Packing, Inc. (4)                                               Arizona

R.B. Packing of California, Inc. (4)                              California

R.B. Packing of Texas, Inc. (4)                                        Texas

Batiz & Sons, Inc. (4)                                               Arizona

Tanimura Distributing, Inc. (5)                                   California

Premier Fruits & Vegetables BBL, Inc. (6)                     Quebec, Canada

Agricola Batiz, S.A. de C.V. (7)                       United Mexican States

Comercializadora Premier, S.A. de C.V. (8)             United Mexican States

Interfruver de Mexico, S.A. de C.V. (9)                United Mexican States

Premier del Pacifico, S.A. de C.V. (10)                United Mexican States

Excelencia en Frutas y Verduras, S.A. de C.V. (10)     United Mexican States

Asesoria y Servicios del Noreste, S.A. de C.V. (10)    United Mexican States

Rijnhout Food Group B.V. (11)                   Zwijndrecht, The Netherlands

Koninklijke Exporthandel Jac. Van Namen &
 Zonen B.V. (12)                                Zwijndrecht, The Netherlands

Rijnhout Groenten B.V. (12)                     Zwijndrecht, The Netherlands

(1) Wholly-owned subsidiary of DNAP Holding Corporation

(2) Wholly-owned subsidiary of DNA Plant Technology Corporation

(3) 57.7% owned by DNAP Holding Corporation

(4) Wholly-owned by International Produce Holding Company

(5) 75% owned by International Produce Holding Company

(6) 80% owned by International Produce Holding Company

(7) 50.004% owned by DNAP Holding Corporation

(8) Wholly-owned subsidiary of Agricola Batiz, S.A. de C.V.

(9) 50.01% owned by Agricola Batiz, S.A. de C.V.

(10) Wholly-owned by Interfruver de Mexico, S.A. de C.V.

(11) 51% owned by International Produce Holding Company

(12) Wholly-owned by Rijnhout Food Group B.V.